Exhibit 99.1
Press Release
TRIDENT MICROSYSTEMS REPORTS FINANCIAL RESULTS FOR
FIRST QUARTER OF FISCAL YEAR 2008
Record Non-GAAP Operating Income in September Quarter
Santa Clara, Calif., — October 25, 2007: Trident Microsystems, Inc. (NASDAQ: TRID) a leading provider of digital TV technology for the consumer digital video marketplace today announced for the first fiscal quarter of 2008, ended September 30, 2007, the Company achieved net revenues of $88,174,000, a sequential increase of 25% from the $70,593,000 reported in the quarter ended June 30, 2007 and a 24% year-over-year increase from the $71,363,000 reported in the quarter ended September 30, 2006.
Net income of $10,059,000 was recorded in the first quarter ended September 30, 2007, on a generally accepted accounting principles (“GAAP”) basis, or $0.16 per share on a diluted basis, which included $10,443,000 in stock-based compensation expense as recognized under FASB 123R, $3,761,000 in legal and accounting fees related to our investigation into our historical stock option practices, $1,653,000 charged to cost of revenues relating to amortization of intangible assets and a $1,783,000 gain from a cash dividend received as a shareholder of United Microelectronics Corporation (“UMC”). This compares to net income of $10,513,000 in the quarter ended September 30, 2006, on a GAAP basis, or $0.17 per share on a diluted basis, which included $3,599,000 in stock-based compensation expense, $4,227,000 in legal and accounting fees related to our investigation into our historical stock option practices, $1,519,000 charged to cost of revenues relating to amortization of intangible assets and $190,000 in expense from the cumulative effect of a change in accounting principle.
Non-GAAP net income in the quarter ended September 30, 2007, was $24,133,000, or $0.38 per share on a diluted basis, and excludes the items noted above. This compares to non-GAAP net income of $16,637,000, or $0.26 per share on a diluted basis, in the fourth quarter of fiscal 2007 and to non-GAAP net income of $20,048,000 in the quarter ended September 30, 2006, or $0.32 per share on a diluted basis. A reconciliation between net income on a GAAP basis and non-GAAP net income is provided in a table following the non-GAAP Consolidated Statements of Income.

“We were able to generate record non-GAAP operating income of $27,783,000 ($11,926,000 on a GAAP basis), representing 31.5 % of revenues, despite the fact that revenues came in at the low end of our expectations,” said Sylvia D. Summers, Trident’s new Chief Executive Officer.
“We believe the market is clearly segmenting between high quality Full HD (“1080P”) capable large screen TV’s found in prevailing specialty retailers and smaller, more cost sensitive, WXGA-driven TV’s found in prevailing club channels and discount chains. We are very strong in the former - branded 1080P MEMC-enabled TV’s, but our share in the latter category has begun to face challenges from new entrants and off brands who have begun to challenge branded TV’s. Our primary focus remains on converting our customer base to use our single chip SOC – our HiDTV Pro series, however, we expect that we may face challenges and competition in the less profitable WXGA markets. For this reason, we are forecasting our December quarter revenues in the range of $70- $72 million and planning to resume revenue growth in the second half of calendar 2008, expecting our HiDTV Pro UX/WX/QX to begin shipping in high volume at that time. Expecting a growing portion of the market for calendar 2008 to continue shifting toward 1080P on both 120hz and 60hz panels, we believe we are particularly well positioned with the HiDTV Pro UX/WX/QX – which is the only SOC offering in the market that supports 1080P with MEMC on both 120hz and 60hz panels from a single device,” continued Ms. Summers.
Use of Non-GAAP Financial Information
To supplement the consolidated financial results prepared under generally accepted accounting principles (“GAAP”), Trident uses a non-GAAP conforming, or non-GAAP, measure of net income that is GAAP net income adjusted to exclude certain costs, expenses and gains. Non-GAAP net income gives an indication of Trident’s baseline performance before gains, losses or other charges that are considered by management to be outside the company’s core operating results. In addition, non-GAAP net income is among the primary indicators management uses as a basis for planning and forecasting future periods. These measures are not in accordance with, or an alternative for, GAAP and may be materially different from non-GAAP measures used by other companies. Trident computes non-GAAP net income by adjusting GAAP net income for the impact of certain investment gains (or losses) and excluding various items including stock-based compensation expense, expenses related to the stock option investigation and related matters and those related to the acquisition of Trident’s minority interest held in its Taiwanese subsidiary (“TTI”), including amortization of intangible assets. A reconciliation between net income on a GAAP basis and non-GAAP net income is provided in a table following non-GAAP consolidated financial statements.
Investor Conference Call
Trident also announced that it will hold a conference call to discuss the earnings, which will be held on Thursday, October 25, 2007 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). Shareholders may participate in the call by calling 617-614-3449 passcode 49790618. The conference call will also be webcast by Thomson/CCBN and can be accessed at Trident’s web site at: http://www.tridentmicro.com. A replay of the conference call will be available from 5:00 p.m. Pacific Time October 25, 2007 until midnight Pacific Time August 1, 2007, and can be accessed by calling 617-801-6888 using passcode 51508606.

Forward-Looking Information
This press release contains forward-looking statements, including statements regarding the status of the market, Trident’s market share, challenges and competition that Trident faces in its markets, financial expectations for the next quarter, volume shipments of Trident’s products in 2008 and Trident’s expectations regarding the market for its products and product introductions. The forward-looking statements above are subject to certain risks and uncertainties, and actual results could vary materially depending on a number of factors. These risks include, in particular, changes in trends in the DPTV industries, whether Trident is able to achieve timely product introductions, the failure to obtain design wins among major OEMs for Trident’s products, and competitive pressures, including pricing and competitors’ new product introductions. Additional factors that may affect Trident’s business are described in detail in Trident’s filings with the Securities and Exchange Commission.
About Trident Microsystems, Inc.
Trident Microsystems, Inc., with headquarter in Santa Clara, California, designs, develops and markets digital media for the masses in the form of integrated circuits (ICs) for HDTV, LCD TV, PDP TV, DLP TV, and DCRT. Trident’s products are sold to a network of OEMs, original design manufacturers and system integrators worldwide. For further information about Trident and its products, please consult the company’s web site: http://www.tridentmicro.com.
NOTE: Trident is a registered trademark of Trident Microsystems, Inc., HiDTVTM, DPTVTM, SVPTM WX, SVPTM UX, SVPTM PXP and SVPTM CX are trademarks of Trident Microsystems, Inc. All other company and product names are trademarks and/or registered trademarks of their respective owners. Features, pricing, availability and specifications are subject to change without notice.
For Press Releases:
Trident Microsystems, Inc.
Investor Relations
Tel: (408) 764-8808
Email: Investor@tridentmicro.com
Web site: http://www.tridentmicro.com

Trident Microsystems, Inc.
Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
(In thousands, except per share data)	2007	2007	2006

Net revenues	$88,174	$70,593	$71,363
Cost of revenues	43,549	35,985	34,646
Cost of revenues — amortization of intangibles	1,486	1,486	1,385

Gross profit	43,139	33,122	35,332
% of net revenues	48.9%	46.9%	49.5%
Research and development expenses	13,912	12,856	9,403
% of net revenues	15.8%	18.2%	13.2%
Selling, general and administrative expenses	17,301	11,605	12,659
% of net revenues	19.6%	16.4%	17.7%

Income from operations	11,926	8,661	13,270
% of net revenues	13.5%	12.3%	18.6%
Interest and other income, net	3,692	1,586	2,292

Income before income taxes	15,618	10,247	15,562
% of net revenues	17.7%	14.5%	21.8%
Provision for income taxes	5,559	3,486	4,859
% of net revenues	6.3%	4.9%	6.8%

Income before cumulative effect of change in accounting principle	10,059	6,761	10,703
% of net revenues	11.4%	9.6%	15.0%
Cumulative effect of change in accounting principle	—	—	(190)
% of net revenues	0.0%	0.0%	(0.3)%

Net income	$10,059	$6,761	$10,513
% of net revenues	11.4%	9.6%	14.7%

Basic net income per share
Prior to cumulative effect of change in accounting principle	$0.17	$0.12	$0.18
Cumulative effect of change in accounting principle	—	—	—

Basic net income per share	$0.17	$0.12	$0.18

Common shares used in computing basic per share amounts	58,851	57,748	57,303

Diluted net income per share
Prior to cumulative effect of change in accounting principle	$0.16	$0.11	$0.17
Cumulative effect of change in accounting principle	—	—	—

Diluted net income per share	$0.16	$0.11	$0.17

Common and common equivalent shares used in computing diluted per share amounts	63,605	63,571	63,116

Trident Microsystems, Inc.
Non-GAAP Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
(In thousands, except per share data)	2007	2007	2006

Net revenues	$88,174	$70,593	$71,363
Cost of revenues	43,398	35,826	34,545

Gross profit	44,776	34,767	36,818
% of net revenues	50.8%	49.2%	51.6%
Research and development expenses	9,858	10,288	7,226
% of net revenues	11.2%	14.6%	10.1%
Selling, general and administrative expenses	7,135	5,942	6,977
% of net revenues	8.1%	8.4%	9.8%

Income from operations	27,783	18,537	22,615
% of net revenues	31.5%	26.3%	31.7%
Interest and other income, net	1,909	1,586	2,292

Income before income taxes	29,692	20,123	24,907
% of net revenues	33.7%	28.5%	34.9%
Provision for income taxes	5,559	3,486	4,859
% of net revenues	6.3%	4.9%	6.8%

Net income	24,133	16,637	20,048
% of net revenues	27.4%	23.6%	28.1%

Basic net income per share	$0.41	$0.29	$0.35
Common shares used in computing basic per share amounts	58,851	57,748	57,303

Diluted net income per share	$0.38	$0.26	$0.32
Common and common equivalent shares used in computing diluted per share amounts	63,605	63,571	63,116

Reconciliation between net income on a GAAP basis and non-GAAP net income is as follows:

	Three Months Ended
	September 30,	June 30,	September 30,
(In thousands, except per share data, unaudited)	2007	2007	2006
GAAP net income	$10,059	$6,761	$10,513

Amortization of intangibles

Cost of revenues	1,486	1,486	1,385
Selling, general and administrative expenses	167	167	134

Total amortization of intangibles (1)	1,653	1,653	1,519

Stock-based compensation expense

Cost of revenues	151	159	101
Research and development	4,054	2,568	2,177
Selling, general and administrative expenses	6,238	1,740	1,321

Total stock-based compensation expense (2)	10,443	4,467	3,599
Interest and other income, net (3)	(1,783)	—	—
Stock options related professional fees	3,761	3,756	4,227
Cumulative effect of change in accounting principle (4)	—	—	190

Non-GAAP net income	$24,133	$16,637	$20,048

Basic net income per share	$0.41	$0.29	$0.35
Common shares used in computing basic per share amounts	58,851	57,748	57,303

Diluted net income per share	$0.38	$0.26	$0.32
Common and common equivalent shares used in computing diluted per share amounts	63,605	63,571	63,116

(1)	Amortization of intangibles represents the amortization of identifiable intangible assets, acquired from the purchase of the minority interests of the Company’s TTI subsidiary during a 12 month period ended June 30, 2005.

(2)	On July 1, 2005, the Company adopted SFAS 123(R), Share-Based Payment, which requires the measurement and recognition of compensation expense for all stock-based awards made to employees and directors based on estimated fair values. Stock-based compensation expense is recognized over the period during which an employee is required to provide service in exchange for the award—the requisite service period (usually the vesting period). No compensation expense is recognized for equity instruments for which employees do not render the requisite service.

(3)	The dividend income received from UMC is excluded from the Non-GAAP net income calculation.

(4)	The adoption of EITF 06-2, Accounting for Sabbatical Leave and Other Similar Benefits Pursuant to FASB Statement No. 43, Accounting for Compensated Absences, resulted in a cumulative effect from an accounting change of $0.2 million on sabbatical expenses for which expenses had already been recorded.

Trident Microsystems, Inc.
Condensed Consolidated Balance Sheets (Unaudited)

	September 30,	June 30,
(In thousands)	2007	2007

ASSETS
Current assets
Cash and cash equivalents	$160,261	$147,562
Short-term investment — UMC	41,960	50,667
Short-term investment — Others	1,435	1,077
Accounts receivable, net	29,131	9,161
Inventories	19,150	16,263
Prepaid expenses and other current assets	22,790	13,585
Deferred income taxes	83	83

Total current assets	274,810	238,398

Property and equipment, net	22,441	19,581
Intangible assets, net	11,192	12,845
Investments — other	2,597	3,089
Deferred income taxes	338	338
Other assets	8,573	9,628

Total assets	$319,951	$283,879

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$27,474	$20,683
Accrued expenses	28,383	23,235
Income taxes payable	17,516	36,171

Total current liabilities	73,373	80,089
Long-term income taxes payable (1)	21,404	—
Deferred income tax liabilities	1,557	1,942

Total liabilities	96,334	82,031

Stockholders’ equity
Capital stock	191,851	179,448
Retained earnings (accumulated deficit)	28,857	18,798
Accumulated other comprehensive income	2,909	3,602

Total stockholders’ equity	223,617	201,848

Total liabilities and stockholders’ equity	$319,951	$283,879

(1)	On July 1, 2007, the Company adopted FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”). Implementation of FIN 48 resulted in the reclassification of $21.4 million to “Long-term income taxes payable”.